UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BLACKROCK TCP CAPITAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

BlackRock TCP Capital Corp.
2951 28th Street, Suite 1000
Santa Monica, California 90405

[ ], 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of BlackRock TCP Capital Corp., a Delaware corporation (the “Company”), to be held on May 26, 2021, at 9:30 a.m., Pacific Time. Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our Stockholders, employees and our community, the Annual Meeting will be held over the web in a virtual meeting format only. To attend the Annual Meeting please use the following link: [ ].

The notice of Annual Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the Annual Meeting you will be asked to elect all eight Director nominees to the Board of Directors of the Company and to consider and vote on a proposal to renew the Company’s authorization, with approval of its Board of Directors, to sell shares of the Company’s common stock at a price or prices below its then current net asset value per share in one or more offerings (for up to the next 12 months), subject to certain limitations set forth in the proxy statement (including, without limitation, that the number of shares sold on any given date does not exceed 25% of the Company’s then outstanding common stock immediately prior to such sale).

It is important that you be represented at the Annual Meeting. Please complete, sign, date and return your proxy card to us in the enclosed, postage-prepaid envelope at your earliest convenience, even if you plan to attend the Annual Meeting. If you prefer, you can authorize your proxy through the Internet or by telephone as described in the proxy statement and on the enclosed proxy card. If you attend the Annual Meeting, you may revoke your proxy prior to its exercise and vote virtually at the Annual Meeting. Your vote is very important to us. I urge you to submit your proxy as soon as possible.

If you have any questions about the proposals to be voted on, please call our solicitor, D.F. King & Co., Inc., at 1-866-406-2283.

Further, from time to time we may repurchase a portion of our common shares and are notifying you of this ability as required by applicable securities law.

Sincerely yours,

Howard M. Levkowitz
Chair of the Board of Directors and
Chief Executive Officer

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

BlackRock TCP Capital Corp.
2951 28th Street, Suite 1000
Santa Monica, California 90405
(310) 566-1003

NOTICE OF ANNUAL MEETING
TO BE HELD ON MAY 26, 2021

To the Stockholders of Blackrock TCP Capital Corp.:

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Blackrock TCP Capital Corp., a Delaware corporation (the “Company”) will be held on May 26, 2021, at 9:30 a.m. Pacific Time, for the following purposes:

1.
To elect all eight Director nominees to the Board of Directors of the Company to serve until the 2022 Annual Meeting of Stockholders of the Company, or until his or her successor is duly elected and qualifies;

2.
To consider and vote on a proposal to renew the Company’s authorization, with approval of its Board of Directors, to sell shares of the Company’s common stock (for up to the next 12 months) at a price or prices below its then current net asset value per share in one or more offerings, subject to certain limitations set forth in the proxy statement (including, without limitation, that the number of shares sold on any given date does not exceed 25% of the Company’s then outstanding common stock immediately prior to such sale); and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments, postponements or delays thereof.

Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our Stockholders, employees and our community, the Annual Meeting will be held over the web in a virtual meeting format only. You will not be able to attend the Annual Meeting in person. To attend the Annual Meeting please follow the directions below and use the following link: [ ].

A record date stockholder who wishes to attend the Annual Meeting must use the following link to register and verify that you were a stockholder on the record date: March 29, 2021. Requests for registration must be received no later than 5:00 p.m., Eastern Time, on [ ], 2021. Record date stockholders registering to attend the Annual Meeting will receive a confirmation email regarding registration.

If you are a record owner of shares, please have your control number on your proxy card available when you register. If you hold shares through a bank, broker or other nominee (a “Street Name Record Date Stockholder”), and wish to attend and vote at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank or other nominee. Follow the instructions from your broker or bank included with the proxy materials, or contact your broker or bank to request a legal proxy form. Once you have received a valid legal proxy from your broker, bank or other agent, it should be emailed to the Company at Investor.Relations@TCPCapital.com. Please include proof from your broker, bank or other agent of your valid proxy (e.g., an e-mail from a broker or an image of the legal proxy). You will then receive an email confirmation of your registration. Street Name Record Date Stockholders who do not provide a valid legal proxy, but provide other satisfactory evidence of their ownership of shares as of the record date for the Annual Meeting, will be able to attend the Annual Meeting as a guest but will not be able to vote at the Annual Meeting.

You have the right to receive notice of and to vote at the Annual Meeting if you were a stockholder of record at the close of business on March 29, 2021. Please complete, sign, date and return your proxy card to us in the enclosed, postage-prepaid envelope at your earliest convenience, even if you plan to attend the Annual Meeting. If you prefer, you can authorize your proxy through the Internet or by telephone as described in the proxy statement and on the enclosed proxy card. If you attend the meeting, you may revoke your proxy prior to its exercise and vote virtually at the meeting. In the event that there are not sufficient stockholders present for a quorum, the Annual Meeting may be adjourned from time to time, in the manner provided in our bylaws, until a quorum will be present or represented.

 If you have any questions about the proposals to be voted on, please call our solicitor, D.F. King & Co., Inc., at 1-866-406-2283.

By Order of the Board of Directors,

Howard M. Levkowitz
Chair of the Board of Directors and
Chief Executive Officer

Santa Monica, California
[ ], 2021

This is an important meeting. To ensure proper representation at the Annual Meeting, please complete, sign, date and return the Proxy card in the enclosed, postage-prepaid envelope, or authorize a proxy to vote your shares by telephone or through the Internet. Even if you authorize a proxy prior to the Annual Meeting, you still may attend the Annual Meeting, revoke your proxy, and vote your shares virtually.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

BlackRock TCP Capital Corp.
2951 28th Street, Suite 1000
Santa Monica, California 90405
(310) 566-1003

PROXY STATEMENT 2021

Annual Meeting of Stockholders

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of Blackrock TCP Capital Corp., a Delaware corporation (the “Company”), for use at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on May 26, 2021, at 9:30 a.m. Pacific Time, and at any postponements, adjournments or delays thereof. Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our Stockholders, employees and our community, the Annual Meeting will be held over the web in a virtual meeting format only. To attend the Annual Meeting please follow the directions below and use the following link: [ ].

A record date stockholder who wishes to attend the Annual Meeting must use the following link to register and verify that you were a stockholder on the record date:  March 29, 2021. Requests for registration must be received no later than 5:00 p.m., Eastern Time, on [ ], 2021. Record date stockholders registering to attend the Annual Meeting will receive a confirmation email regarding registration.

If you are a record owner of shares, please have your control number on your proxy card available when you register. If you hold shares through a bank, broker or other nominee (a “Street Name Record Date Stockholder”), and wish to attend and vote at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank or other nominee. Follow the instructions from your broker or bank included with the proxy materials, or contact your broker or bank to request a legal proxy form. Once you have received a valid legal proxy from your broker, bank or other agent, it should be emailed to the Company at Investor.Relations@TCPCapital.com. Please include proof from your broker, bank or other agent of your valid proxy (e.g., an e-mail from a broker or an image of the legal proxy). You will then receive an email confirmation of your registration. Street Name Record Date Stockholders who do not provide a valid legal proxy, but provide other satisfactory evidence of their ownership of shares as of the record date for the Annual Meeting, will be able to attend the Annual Meeting as a guest but will not be able to vote at the Annual Meeting.

This Proxy Statement, the accompanying proxy card and the Company’s Annual Report for the fiscal year ended December 31, 2020 are first being sent to stockholders on or about [ ], 2021.

It is important that every stockholder authorize a proxy so that we can achieve a quorum and hold the Annual Meeting. The presence at the Annual Meeting, in person via webcast or by proxy, of holders of not less than one-third of the Company’s shares issued and outstanding and entitled to vote at the meeting will constitute a quorum for the transaction of business. If a quorum is not met, then we will be required to adjourn the meeting and incur additional expenses to continue to solicit additional votes.

We have engaged a proxy solicitor, who may call you and ask you to vote your shares. The proxy solicitor will not attempt to influence how you vote your shares, but only ask that you take the time to cast a vote. You may also be asked if you would like to authorize your proxy over the telephone and to have your voting instructions transmitted to our proxy tabulation firm.

We encourage you to vote, either by voting virtually at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card or authorize a proxy to vote your shares by telephone or through the Internet, and we receive it in time for the Annual Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you properly execute the proxy card and give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as Directors and FOR the proposal to renew the Company’s authorization, with the approval of its Board of Directors, to sell its common shares at a price or prices below the Company’s then current net asset value per share in one or more offerings (for up to the next 12 months), subject to certain limitations set forth herein (including, without limitation, that the number of shares sold on any given date does not exceed 25% of the Company’s then outstanding common stock immediately prior to such sale).

 If you are a stockholder “of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the Company’s Chief Compliance Officer in writing, by submitting a properly executed, later-dated proxy, or by voting virtually at the Annual Meeting. Any stockholder of record attending the Annual Meeting may vote virtually whether or not he or she has previously authorized a proxy.

If your shares are held for your account by a broker, trustee, bank or other institution or nominee, you may vote such shares at the Annual Meeting only if you have a legal proxy and present it at the Annual Meeting.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone.

For information on how to obtain directions to attend the Annual Meeting in person via webcast, please contact our solicitor, D.F. King & Co., Inc., at 1-866-406-2283.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON May 26, 2021

The following materials relating to this Proxy Statement are available at http://Investors.TCPCapital.com/financial-information:

●	this Proxy Statement;
●	the accompanying Notice of Annual Meeting; and
●	the Company’s Annual Report for the fiscal year ended December 31, 2020.

Purpose of Annual Meeting

The Annual Meeting has been called for the following purposes:

1.
To elect all eight Director nominees to the Board of Directors of the Company to serve until the 2022 Annual Meeting of Stockholders of the Company, or until his or her successor is duly elected and qualifies;

2.
To consider and vote on a proposal to renew the Company’s authorization, with approval of its Board of Directors, to sell shares of the Company’s common stock at a price or prices below its then current net asset value per share in one or more offerings (for up to the next 12 months), subject to certain limitations set forth herein (including, without limitation, that the number of shares sold on any given date does not exceed 25% of the Company’s then outstanding common stock immediately prior to such sale); and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments, postponements or delays thereof.

Voting Securities

You may vote your shares at the Annual Meeting only if you were a stockholder of record at the close of business on March 29, 2021 (the “Record Date”). At the close of business on the Record Date, the Company had 57,767,264 common shares outstanding. Each share is entitled to one vote.

Quorum Required

The holders of not less than one-third of the Company’s shares issued and outstanding and entitled to vote at the Annual Meeting, present in person via webcast or represented by proxy, will constitute a quorum at the Annual Meeting for the transaction of business.

 If a quorum is not met, then we will be required to adjourn the meeting and incur additional expenses to continue to solicit additional votes.

Shares that are present at the Annual Meeting, but then abstain, including by reason of so called “broker non-votes,” will be treated as present for purposes of establishing a quorum. However, abstentions and “broker non-votes” on a matter are not treated as votes cast on such matter. A broker non-vote with respect to a matter occurs when a nominee holding shares for a beneficial owner is present at the meeting with respect to such shares, has not received voting instructions from the beneficial owner on the matter in question and does not have, or chooses not to exercise, discretionary authority to vote the shares on such matter.

Vote Required

Proposal I. Election of Directors. The election of a Director requires the affirmative vote of a plurality of the Company’s shares entitled to vote represented in person via webcast or by proxy at the Annual Meeting so long as a quorum is present. If you vote to “Withhold Authority” with respect to a nominee, your shares will not be voted with respect to the person indicated. Because the Company requires a plurality of votes to elect each such Director, withheld votes and broker non-votes, if any, will not have an effect on the outcome of Proposal I.

Proposal II. To Renew the Company’s Authorization to Sell Its Common Shares (For up to the Next 12 Months) at a Price or Prices below the Company’s Then Current Net Asset Value per Share in One or More Offerings. Approval of this proposal may be obtained by the affirmative vote of (i) a majority of the outstanding common shares entitled to vote at the Annual Meeting; and (ii) a majority of the outstanding common shares entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company. The Investment Company Act of 1940, or 1940 Act, defines “a majority of the outstanding shares” as: (i) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (ii) 50% of the outstanding voting securities of a company, whichever is less. Second, Proposal II will also be approved if we receive approval from a majority of the number of beneficial holders of our common stock entitled to vote at the Annual Meeting, without regard to whether a majority of such shares are voted in favor of the proposal. Abstentions and broker non-votes on Proposal II will have the same effect as votes against the proposal.

Adjournment. The Annual Meeting may be adjourned from time to time pursuant to our bylaws. If a quorum is not present or represented at the Annual Meeting or if the chairman of the Annual Meeting believes it is in the best interests of the Company, the chairman of the Annual Meeting has the power to adjourn the meeting from time to time, in the manner provided in our bylaws, until a quorum will be present or represented or to provide additional time to solicit votes for one or more proposals.

Information Regarding This Solicitation

The Company will bear all costs and expenses related to the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting and proxy cards. Such costs and expenses are estimated to be approximately $50,000. If brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to and obtain proxies from such beneficial owners, we will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mail, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or employees of the Company, Tennenbaum Capital Partners, LLC, which is the Company’s investment adviser (the “Advisor”), and/or Series H of SVOF/MM, LLC, which is the Company’s administrator (the “Administrator”). The Advisor and the Administrator are located at 2951 28th Street, Suite 1000, Santa Monica, California 90405. No additional compensation will be paid to directors, officers, regular employees, the Advisor or the Administrator for such services.

The Company has also retained D.F. King & Co., Inc., to assist in the solicitation of proxies for a fee of approximately $9,500 plus reimbursement of certain expenses and fees for additional services requested. Please note that D.F. King & Co., Inc., may solicit stockholder proxies by telephone on behalf of the Company. They will not attempt to influence how you vote your shares, but only ask that you take the time to authorize your proxy. You may also be asked if you would like to vote over the telephone and to have your vote transmitted to the proxy tabulation firm.

 Stockholders may provide their voting instructions by telephone or through the Internet. These options require stockholders to input the control number which is located on each proxy card. After inputting this number, stockholders will be prompted to provide their voting instructions. Stockholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their telephone call or Internet link. Stockholders who authorize a proxy via the Internet will be able to confirm their voting instructions prior to submission.

Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the stockholder in the same manner as the proxy being revoked and delivered to our proxy tabulator.

Security Ownership of Certain Beneficial Owners and Management

As of March 29, 2021, there were no persons that owned more than 25% of our outstanding voting securities, and no person would be presumed to control us, as such term is defined in the 1940 Act.

Our Directors are divided into two groups — interested directors and independent directors. “Interested Directors” are those who are “interested persons” of the Company, as defined in the 1940 Act. “Independent Directors” are those who are not “interested persons” of the Company, as defined in the 1940 Act.

The following table sets forth, as of March 29, 2021, certain ownership information with respect to the Company’s shares for those persons who may, insofar as is known to us, directly or indirectly own, control or hold with the power to vote, 5% or more of our outstanding common shares and the beneficial ownership of each current Director and executive officer, and the executive officers and Directors as a group. As of March 29, 2021, all Directors and executive officers as a group owned less than 1% of the Company’s outstanding common shares.

Ownership information for those persons, if any, who own, control or hold the power to vote, 5% or more of our shares is based upon Schedule 13D or Schedule 13G filings by such persons with the Securities and Exchange Commission (the “Commission”) and other information obtained from such persons, if available. Such ownership information is as of the date of the applicable filing and may no longer be accurate.

Unless otherwise indicated, we believe that each person set forth in the table below has sole voting and investment power with respect to all shares of the Company he or she beneficially owns and has the same address as the Company. The Company’s address is 2951 28th Street, Suite 1000, Santa Monica, California 90405.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% or more holders
None
Interested Directors
Common Stock	Howard M. Levkowitz(1)	[217,567]	*
Common Stock	Rajneesh Vig	[59,750]	*

Independent Directors
Common Stock	Kathleen A. Corbet	[10,000]	*
Common Stock	Eric J. Draut	[52,532]	*
Common Stock	Andrea L. Petro	[4,523]	*
Common Stock	M. Freddie Reiss	[25,000]	*
Common Stock	Peter E. Schwab	[8,500]	*
Common Stock	Karyn L. Williams	[725]	*

Executive Officers
Common Stock	Paul L. Davis	[28,500]	*
Common Stock	Elizabeth Greenwood	[1,000]	*
Common Stock	Charles C.S. Park	0	*

(1)
The amount of beneficial ownership of our shares by Mr. Levkowitz contained herein includes [ ] shares owned directly, [ ] shares owned indirectly as Uniform Transfers to Minors Act custodian for minor children and [ ] shares owned indirectly through the Elayne Levkowitz Individual Retirement Account.

*	Represents less than 1%.

 The following table sets out the dollar range of our equity securities beneficially owned by each of our Directors and the Director nominees as of March 29, 2021. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Name of Director	Dollar Range of Equity Securities in the Company(1)
Interested Directors
Howard M. Levkowitz	Over $100,000
Rajneesh Vig	Over $100,000

Independent Directors
Kathleen A. Corbet	Over $100,000
Eric J. Draut(2)	Over $100,000
Andrea L. Petro	$50,001-$100,000
M. Freddie Reiss(2)	Over $100,000
Peter E. Schwab(2)	Over $100,000
Karyn L. Williams	$1-$10,000

(1)	Dollar ranges are as follows: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.
(2)
Mr. Draut has a capital commitment of $750,000 in Tennenbaum Opportunities Fund VI, LLC (“TOF VI”), and $500,000 in Tennenbaum Special Situations Fund IX, LLC (“Fund IX”), two private investment funds advised by the Advisor. Mr. Reiss has capital commitments of $250,000 in TOF VI, $250,000 in Fund IX, $250,000 in Tennenbaum Opportunities Fund V, LLC, and $150,000 in Special Value Opportunities Fund, LLC (“SVOF LLC”), two additional private investment funds advised by the Advisor. Mr. Schwab has a capital commitment of $250,000 in Fund IX.

Proposal I. Election of Directors

Pursuant to our certificate of incorporation and bylaws our Board of Directors may change the number of Directors constituting the Board of Directors, provided that the number thereof will never be less than two nor more than nine. We currently have eight Directors on our Board of Directors, each of which is standing for election this year. Each Director nominee elected at the Annual Meeting will serve until the later of the date of our 2021 Annual Meeting or until his or her successor is elected and qualifies, or until his or her earlier death, resignation, retirement or removal.

A stockholder can vote for or withhold his or her vote from any nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the nominees named below. If a nominee should decline or be unable to serve as a Director, it is intended that the proxy will be voted for the election of such person as is nominated by the Board of Directors as a replacement. The Board of Directors has no reason to believe that any of the persons named below will be unable or unwilling to serve, and each such person has consented to being named in this Proxy Statement and to serve if elected.

The Board of Directors recommends that you vote FOR the election of the nominees named in this Proxy Statement.

INFORMATION ABOUT THE NOMINEES AND DIRECTORS

Certain information with respect to the nominees for election at the Annual Meeting and the Directors is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, and the year in which each person became a Director.

 The 1940 Act and the NASDAQ rules require that our Board of Directors consist of at least a majority of independent directors. Under the 1940 Act, in order for a Director to be deemed independent, he or she, among other things, generally must not: own, control or hold power to vote, 5% or more of the voting securities of, or control the Company or an investment advisor or principal underwriter to the Company; be an officer, director or employee of the Company or of an investment advisor or principal underwriter to the Company; be a member of the immediate family of any of the foregoing persons; knowingly have a direct or indirect beneficial interest in, or be designated as an executor, guardian or trustee of an interest in, any security issued by an investment advisor or principal underwriter to the Company or any parent company thereof; be a partner or employee of any firm that has acted as legal counsel to the Company or an investment advisor or principal underwriter to the Company during the last two years; or have certain relationships with a broker-dealer or other person that has engaged in agency transactions, principal transactions with, lent money or other property to, or distributed shares on behalf of, the Company. Under NASDAQ rules, in order for a Director to be deemed independent, the Company’s Board of Directors must determine that the individual does not have a relationship that would interfere with the Director’s exercise of independent judgment in carrying out his or her responsibilities.

The Board of Directors, in connection with the 1940 Act and NASDAQ rules, as applicable, has considered the independence of members of the Board of Directors who are not employed by the Advisor and has concluded that Kathleen A. Corbet, Eric J. Draut, Andrea L. Petro, M. Freddie Reiss, Peter E. Schwab and Karyn L. Williams (the “Independent Directors”) are not “interested persons” as defined by the 1940 Act and therefore qualify as independent directors under the standards promulgated by the 1940 Act and the NASDAQ rules. In reaching this conclusion, the Board of Directors concluded that Mses. Corbet, Petro and Williams and Messrs. Draut, Reiss and Schwab had no relationships with the Advisor or any of its affiliates, other than their positions as Directors of the Company and other than, if applicable, investments in us or other private funds managed by the Advisor that are on the same terms as those of other stockholders and investors.

Each Director has been nominated for election as a Director to serve until the 2021 Annual Meeting of Stockholders of the Company, or until his or her successor is duly elected and qualifies. None of the Independent Directors has been proposed for election pursuant to any agreement or understanding with any other Director or the Company. The Company is party to an investment advisory agreement with the Advisor. Messrs. Levkowitz and Vig are each employed by the Advisor. In addition, pursuant to the terms of an administration agreement, the Administrator provides, or arranges to provide, the Company with the office facilities and administrative services necessary to conduct our day-to-day operations. The Administrator is controlled by the Advisor and its affiliates.

Biographical Information
Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	No. of Portfolios in Fund Complex Overseen	Other Public or Investment Company Directorships Held by Director*
Independent Director Nominees

Kathleen A. Corbet 2951 28th Street, Suite 1000, Santa Monica, California 90405 Year of birth: 1960	Director, Governance and Compensation Committee Member, Audit Committee Member and Joint Transactions Committee Member	2021; 2017 to present
Ms. Corbet is principal of Cross Ridge Capital, LLC, a firm she founded in 2008, which specializes in private investing and strategic consulting in the fin/tech and data sectors. From 2004 until 2007, Ms. Corbet served as president of Standard & Poor’s, a provider of financial market intelligence. From 1993 until 2004, Ms. Corbet held several executive positions with Alliance Bernstein LP, an investment management and research firm, including as executive vice president and chief executive officer of the Alliance fixed income division. Since 2008, Ms. Corbet has been a director of MassMutual Financial Group, a mutual life insurance company, where she currently serves on the technology and governance committee and investment committee and has previously served as lead director, chair of the audit committee and as a member of the executive committee. In 2016, Ms. Corbet was elected to serve as a director of CEB Inc., formerly known as Corporate Executive Board, providing best practice insight and technology, where she served on the audit committee. CEB, Inc. was sold to Gartner Group in April 2017. From July 2017 to December 2020, Ms. Corbet served as an independent director, chair of the audit committee and member of the compensation committee of AxiomSL, a private company providing enterprise-wide solutions for regulatory reporting, capital adequacy, risk management, liquidity, compliance and data management. In December 2017, Ms. Corbet was elected to the board of directors and subsequently in December 2019 was appointed Chairman of the Waveny LifeCare Network and its affiliated companies, a non-profit organization providing a continuum of healthcare services and living options for older adults and their families. Since 2009, Ms. Corbet has been a trustee for The Jackson Laboratory, an independent non-profit, biomedical research institution. In August 2020, Ms. Corbet was appointed to serve a remaining elected term as a Selectman for the Town of New Canaan, Connecticut. Ms. Corbet has earned NACD Fellowship in both Governance and Board Leadership from the National Association of Corporate Directors.
				1 BDC consisting of 1 Portfolio	None.

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	No. of Portfolios in Fund Complex Overseen	Other Public or Investment Company Directorships Held by Director*
Eric J. Draut 2951 28th Street, Suite 1000, Santa Monica, California 90405 Year of birth: 1957	Director, Audit Committee Chair, Governance and Compensation Committee Member and Joint Transactions Committee Member	2021; 2011 to present
From 2011 to present, Mr. Draut has been a Director, Chair of the Company’s Audit Committee, a member of the Governance and Compensation Committee and a member of the Joint Transactions Committee. In February 2015, Mr. Draut was appointed to the Board of Thrivent Financial for Lutherans, a registered investment adviser and Fortune 500 Company, and is the chair of the Audit and Finance Committee and serves on the Investment Committee of the Board. In February 2015, Mr. Draut was also appointed to the Board of Holy Family Ministries, operator of Holy Family School, where he served as the Interim Chief Executive Officer from 2017 to 2018. From 2008 to 2010 and again from 2014 to 2017, Mr. Draut was Chairman of the Board of Lutheran Social Services of Illinois. From 2012 to 2014, Mr. Draut was Executive Chairman and, in 2017, became chairman emeritus, of the Board of Lutheran Social Services of Illinois.
				1 BDC consisting of 1 Portfolio	None.

Andrea L. Petro 2951 28th Street, Suite 1000, Santa Monica, California 90405 Year of birth: 1952	Director, Audit Committee Member, Governance and Compensation Committee Member and Joint Transactions Committee Member	2021; August 4, 2020 to present
From July 2020 to present, Ms. Petro has served as a Director of Ready Capital Corporation.  From June 2018 to February 2020, Ms. Petro served as Managing Director and Group Head of the Specialty Commercial Finance Group of Waterfall Asset Management. Ms. Petro previously worked at Wells Fargo Capital Finance from December 2000 to December 2017 as the Executive Vice President and Group Head of the Lender Finance Division and Supply Chain Finance Division. Ms. Petro currently serves as a member of the MS Finance Advisory Board of the McCombs School of Business at the University of Texas at Austin and as a member of the board of directors of the Secured Finance Foundation (formerly known as the Commercial Finance Association (“CFA” )). She also served as the President of the CFA from 2016 to 2017 and currently serves as a member of the Secured Finance Foundation board of directors.
				1 BDC consisting of 1 Portfolio	None.

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	No. of Portfolios in Fund Complex Overseen	Other Public or Investment Company Directorships Held by Director*
M. Freddie Reiss 2951 28th Street, Suite 1000, Santa Monica, California 90405 Year of birth: 1947	Director, Audit Committee Member, Governance and Compensation Committee Chair and Joint Transactions Committee Member	2021; 2016 to present
From 2016 to present, Mr. Reiss has been a Director, Audit Committee Member, Governance and Compensation Committee Chair and Joint Transactions Committee Member. Mr. Reiss currently serves as an independent director of both Woodbridge Wind-Down Entity LLC, and its parent, Woodbridge Liquidation Trust, on which he is also the Chair of the Audit Committee. From August 2018 until April 2019, he served as an independent director of the JH Group of Companies. From October 2018 until February 2019 Mr. Reiss was an independent director of National Stores et al. From May 2018 until August 2018, Mr. Reiss was Special Advisor to Board of Directors of Shipston Group of Companies. From March 2017 to August 2017, Mr. Reiss was an independent director of Classic Party Rentals. From March 2016 to November 2016, Mr. Reiss was a Director, Audit Committee Chair and member of the Nominating and Governance Committee of Ares Dynamic Credit Allocation Fund, Inc., a closed end management investment company. From February 2012 to November 2016, Mr. Reiss was Chairman of the Audit Committee and an independent board member for Contech Engineered Solutions, an engineering solutions provider. From September 2014 to November 2016, Mr. Reiss was Managing Member and Director of Variant Holdings LLC, a real estate operating company. Prior to 2013, Mr. Reiss was Senior Managing Director of FTI Consulting Inc.
				1 BDC consisting of 1 Portfolio	None.

Peter E. Schwab 2951 28th Street, Suite 1000, Santa Monica, California 90405 Year of birth: 1943	Director, Governance and Compensation Committee Member, Audit Committee Member and Joint Transactions Committee Member	2021; 2012 to present
From 2012 to present, Mr. Schwab has been a Director, Governance and Compensation Committee Member, Audit Committee Member and Joint Transactions Committee Member. Mr. Schwab currently is an emeritus member of the board of advisors for the Entrepreneurial Studies Center at the University of California, Los Angeles School of Business, is a board member for the Cardiovascular Research Foundation of Southern California, a board member of asset-based lender, Stonegate Capital, and a board member of West Coast Sports Associates, a nonprofit organization providing economically disadvantaged children in Southern California the opportunity to participate in sports. Mr. Schwab is also a member of the board of directors of Rexford Industrial Realty, Inc., an NYSE publicly traded real estate investment trust, where he serves on the audit committee, compensation committee, and nominating and corporate governance committee. Mr. Schwab has 39 years of experience in the asset-based lending industry, most recently as chairman and chief executive officer of Wells Fargo Capital Finance, a unit of Wells Fargo & Company. Prior to joining Wells Fargo Capital Finance (and its predecessor firm Foothill Capital Corporation), he was vice president of business development with Aetna Business Credit (now known as Barclays American Business Credit). He started his career as business development officer at the National Acceptance Company of California, an asset-based lender.
				1 BDC consisting of 1 Portfolio	Rexford Industrial Realty, Inc.

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	No. of Portfolios in Fund Complex Overseen	Other Public or Investment Company Directorships Held by Director*
Karyn L. Williams 2951 28th Street, Suite 1000, Santa Monica California 90405 Year of birth: 1964	Director, Governance and Compensation Committee Member, Audit Committee Member and Joint Transactions Committee Member	2021; 2018 to present
From August 2018 to present, Ms. Williams has been a Director, Audit Committee Member, Governance and Compensation Committee Member and Joint Transactions Committee Member. Ms. Williams is the Founder of Hightree Advisors and Hightree Group, independent advisory businesses that respectively provide investment and risk management consulting to institutional investors. Since 2016, she was Head of Client Solutions at Two Sigma Advisors. Prior to Two Sigma from 2013 to 2016, Ms. Williams was Chief Investment Officer and Head of Insurance Investments at Farmers Group, Inc, an insurance company. From 2001 to 2013, Ms. Williams was a partner at Wilshire Associates, Inc. where she held roles as senior investment consultant, risk consultant, and Head of Total Fund Analytics. She is a graduate of Arizona State University where she earned a B.S. in Economics and a Ph.D. in Finance.
				1 BDC consisting of 1 Portfolio	None

Interested Director Nominees†

Howard M. Levkowitz 2951 28th Street, Suite 1000, Santa Monica, California 90405 Year of birth: 1967	Director and Chief Executive Officer	2021; 2006 to present
Mr. Levkowitz is Chair of the Board of Directors and Chief Executive Officer of the Company. Prior to 2012, Mr. Levkowitz served as President of the Company. Mr. Levkowitz serves as executive officer of other consolidated funds managed by the Advisor. From 1999 to 2004 he was a Portfolio Manager at the Advisor. From 2005 to 2018, he was a Managing Partner of the Advisor, and is currently a Managing Director of the Advisor.
				1 BDC consisting of 1 Portfolio	None.

Rajneesh Vig 2951 28th Street, Suite 1000, Santa Monica, California 90405 Year of birth: 1971	Director; President and Chief Operating Officer	2021; 2012 to present (President); 2013 to present (Director and Chief Operating Officer)
In 2012, Mr. Vig became President of the Company. In 2013, Mr. Vig became a Director and the Chief Operating Officer of the Company. Mr. Vig is also as an executive officer of other consolidated funds managed by the Advisor. Since 2011, Mr. Vig has been a Managing Partner of the Advisor. From 2009 to 2010, he was a Partner of the Advisor. From 2006 to 2008, he was a Managing Director of the Advisor. Since 2007, Mr. Vig has been a Director of Dialogic Inc., and its predecessor entity, Dialogic Corporation, a communications technology solutions provider.
				1 BDC consisting of 1 Portfolio	None.

Executive Officers Who Are Not Directors

Paul L. Davis 2951 28th Street, Suite 1000, Santa Monica, California 90405 Year of birth: 1973	Chief Financial Officer	N/A; 2008 to present
Mr. Davis has been the Chief Financial Officer of the Company since 2008. From 2004 to August 2008, Mr. Davis was Chief Compliance Officer of the Company and Chief Compliance Officer and Vice President of Finance of the Advisor. From 2010 to 2018, he was Chief Financial Officer of the Advisor; and is currently a Managing Director of the Advisor. Mr. Davis is Chief Financial Officer of other funds managed by the Advisor.
				N/A	N/A

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	No. of Portfolios in Fund Complex Overseen	Other Public or Investment Company Directorships Held by Director*
Elizabeth Greenwood 2951 28th Street, Suite 1000, Santa Monica, California 90405 Year of birth: 1963	General Counsel and Secretary	N/A; 2007 to present as Secretary; 2017 to present as General Counsel; 2008 to 2021 as Chief Compliance Officer
Ms. Greenwood became Secretary of the Company in 2007, Chief Compliance Officer in 2008 and General Counsel in 2017. From 2007 to 2008, she was Associate General Counsel at the Advisor; from 2008 to 2018, she was Chief Compliance Officer and General Counsel of the Advisor; from 2018 to present, she has been a Managing Director of the Advisor and of other funds managed by the Advisor.
				N/A	N/A

Charles C. S. Park 40 East 52nd Street, 19th Floor New York, New York 10022 Year of birth: 1967	Chief Compliance Officer	N/A; 2021 to present
Charles C.S. Park is Chief Compliance Officer of the Company and the Investment Manager. Mr. Park is the Chief Compliance Officer to BlackRock’s U.S. Mutual Funds (since 2014), Closed-End Funds (since 2014), and iShares Exchange-Traded Funds (since 2006) (the “Funds”) and the Funds’ registered investment advisers, the Investment Manager and BlackRock Fund Advisors. Mr. Park became a Managing Director of BlackRock following the merger of Barclays Global Investors (“BGI”) with BlackRock in 2009 (the “Merger”). Prior to the Merger, from 2006, he served as Chief Compliance Officer to BGI’s Mutual Funds and iShares Exchange-Traded Funds and their registered investment adviser, Barclays Global Fund Advisors. Prior to joining BGI, Mr. Park was employed by American Century Investments where he served as Chief Compliance Officer from 2004 to 2006 and as Counsel from 1995 to 2004.
				N/A	N/A

*	Directorships disclosed under this column do not include directorships disclosed under the column “Principal Occupation(s) During Past Five Years.”
†	Messrs. Levkowitz and Vig are “interested persons” (as defined in the 1940 Act) of the Company by virtue of their current positions with the Advisor.

The Board of Directors has adopted procedures for evaluating potential Director candidates against the knowledge, experience, skills, expertise and diversity that it believes are necessary and desirable for such candidates. The Board of Directors believes that each Director satisfied, at the time he or she was initially elected or appointed a Director, and continues to satisfy, the standards contemplated by such procedures. In addition to such procedures, the Board of Directors has adopted requirements that (1) no Director serve concurrently as a director of more than six public companies, for which directorships on companies in a family of funds will count as a single directorship and (2) Directors be subject to a mandatory retirement age of 75, which mandatory retirement age may be waived by a majority vote of the Board of Directors. In 2021, the Board of Directors unanimously approved extending the mandatory retirement age for Peter E. Schwab by one additional year, which the Board of Directors believed would be in the best interest of stockholders. Furthermore, in determining that a particular Director was and continues to be qualified to serve as a Director, the Board of Directors has considered a variety of criteria, none of which, in isolation, was controlling. The Board of Directors believes that, collectively, the Directors have balanced and diverse experience, skills, attributes and qualifications, which allow the Board of Directors to operate effectively in governing the Company and protecting the interests of stockholders. Among the attributes common to all Directors are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the Advisor and other service providers, counsel and independent auditors, and to exercise effective business judgment in the performance of their duties as Directors. Each Director’s ability to perform his or her duties effectively is evidenced by his or her educational background or professional training; business, consulting, public service or academic positions; experience from service as a member of the Board of Directors, other investment companies, public companies, or non-profit entities or other organizations; ongoing commitment and participation in Board of Directors and committee meetings, as well as his or her leadership of standing committees; or other relevant life experiences. Information about the specific experience, skills, attributes and qualifications of each Director, which in each case led to the Board of Director’s conclusion that the Director should serve as a Director of the Company, is provided below.

Interested Directors

Howard M. Levkowitz: Mr. Levkowitz is Chair of the Company’s Board of Directors and Chief Executive Officer of the Company. Mr. Levkowitz serves as executive officer of other consolidated funds advised by the Advisor. The Board of Directors benefits from Mr. Levkowitz’s experience at the Advisor and his intimate knowledge of the decision process used by the Advisor’s Investment Committee. In addition to overseeing the Company, Mr. Levkowitz has served as a director of both public and private companies and has served on a number of formal and informal creditor committees. The Board of Directors also benefits from Mr. Levkowitz’s past experience as an attorney specializing in real estate and insolvencies with Dewey Ballantine. Mr. Levkowitz received a B.A. in History (Magna Cum Laude) from the University of Pennsylvania, a B.S. in Economics (Magna Cum Laude, concentration in finance) from The Wharton School, and a J.D. from the University of Southern California. Mr. Levkowitz’s current service as Chief Executive Officer and longstanding service as Chair of the Board of Directors and president of the Company, executive officer of other consolidated funds advised by the Advisor and Managing Director of the Advisor provide him with a specific understanding of the Company, its operation, and the business and regulatory issues facing the Company.

Rajneesh Vig: Mr. Vig is the Chief Operating Officer and President of the Company. Since 2011, Mr. Vig has been a Managing Partner of the Advisor. The Board of Directors benefits from Mr. Vig’s experience in accounting, finance and consulting as well as his position with the Advisor. From 2009 to 2010, he was a Partner of the Advisor. From 2006 to 2008, he was a Managing Director of the Advisor. Prior to joining the Advisor, Mr. Vig worked for Deutsche Bank in New York as a member of the bank’s Principal Finance Group. Prior to that, Mr. Vig was a Director in the Technology Investment Banking group in San Francisco where he advised a broad range of growth and large cap technology companies on merger, acquisition and public/private financing transactions. Prior to his time at Deutsche Bank, Mr. Vig was a Manager in Price Waterhouse’s Shareholder Value Consulting group, and he began his career in Arthur Andersen’s Financial Markets/Capital Markets group. He currently serves on the board of Dialogic and is a board observer for GSI Group. Mr. Vig is also on the Los Angeles Advisory Board of the Posse Foundation, a non-profit organization that identifies, recruits and trains student leaders from public high schools for enrollment at top-tier universities. He received a B.A. with highest honors in Economics and Political Science from Connecticut College and an M.B.A. in Finance from New York University. Mr. Vig’s current service as President of the Company and executive officer of other consolidated funds managed by the Advisor provides him with a specific understanding of the Company, its operation, and the business and regulatory issues facing the Company.

Independent Directors

Kathleen A. Corbet: Ms. Corbet is a Director and member of the Company’s Governance and Compensation Committee, member of the Audit Committee and a member of the Joint Transactions Committee. Ms. Corbet is principal of Cross Ridge Capital, LLC, a firm she founded in 2008, which specializes in private investing and strategic consulting in the fin/tech and data sectors. From 2004 until 2007, Ms. Corbet served as president of Standard & Poor’s, a provider of financial market intelligence. From 1993 until 2004, Ms. Corbet held several executive positions with Alliance Bernstein LP, an investment management and research firm, including as executive vice president and chief executive officer of the Alliance fixed income division. Since 2008, Ms. Corbet has been a director of MassMutual Financial Group, a mutual life insurance company, where she currently serves on the technology and governance committee and investment committee and has previously served as lead director, chair of the audit committee and as a member of the executive committee. In 2016, Ms. Corbet was elected to serve as a director of CEB Inc., formerly known as Corporate Executive Board, providing best practice insight and technology, where she served on the audit committee. CEB, Inc. was sold to Gartner Group in April 2017. From July 2017 to December 2020, Ms. Corbet served as an independent director, chair of the audit committee and member of the compensation committee of AxiomSL, a private company providing enterprise-wide solutions for regulatory reporting, capital adequacy, risk management, liquidity, compliance and data management. AxiomSL was subsequently sold in a private equity transaction in December 2020. In December 2017, Ms. Corbet was elected to the board of directors and subsequently in December 2019 was named Chairman of the Waveny LifeCare Network and its affiliated companies, a non-profit organization providing a continuum of healthcare services and living options for older adults and their families. Since 2009, Ms. Corbet has been a trustee for The Jackson Laboratory, an independent non-profit, biomedical research institution. In August 2020, Ms. Corbet was appointed to serve a remaining elected term as a Selectman for the Town of New Canaan, Connecticut. Ms. Corbet has earned NACD Fellowship in both Governance and Board Leadership from the National Association of Corporate Directors. Ms. Corbet received a B.S. from Boston College and an MBA from New York University’s Stern School of Business. Ms. Corbet’s knowledge of financial and accounting matters qualifies her to serve as a member of the Company’s Audit Committee.

Eric J. Draut: Mr. Draut is a Director, Chair of the Company’s Audit Committee, member of the Governance and Compensation Committee and a member of the Joint Transactions Committee. The Company’s Board of Directors benefits from Mr. Draut’s nearly 30-year career in accounting and finance. Mr. Draut completed a 20-year career at Kemper Corporation (formerly Unitrin, Inc.) in 2010, serving the last nine years as Executive Vice President, Chief Financial Officer and a member of its board of directors. Mr. Draut also held positions at Kemper Corporation as Group Executive, Treasurer and Corporate Controller. Prior to joining Kemper Corporation, Mr. Draut was Assistant Corporate Controller at Duchossois Industries, Inc. and at AM International, Inc. Mr. Draut began his career at Coopers and Lybrand (now PricewaterhouseCoopers LLP). Mr. Draut is a Certified Public Accountant, received an M.B.A. in finance and operations from J.L. Kellogg Graduate School of Management at Northwestern University and a B.S. in accountancy from the University of Illinois at Urbana-Champaign, graduating with High Honors. Until September 2013 Mr. Draut served as a Director and Chairman of the audit committee of Intermec. In February 2015, Mr. Draut was appointed to the Board of Thrivent Financial for Lutherans, a registered investment adviser and Fortune 500 Company, and is the chair of the Audit and Finance Committee and serves on the Investment Committee of the Board. In February 2015 Mr. Draut was also appointed to the Board of Holy Family Ministries, operator of Holy Family School, where he served as the Interim Chief Executive Officer from 2017 to 2018. Mr. Draut volunteers with Lutheran Social Services of Illinois where he currently serves as chairman emeritus of the Board of Directors and recently served as Executive Chairman of its Board of Directors. Mr. Draut is also a National Association of Corporate Directors Fellow. Mr. Draut’s knowledge of financial and accounting matters, and his independence from the Company and the Advisor, qualifies him to serve as the Chair of the Company’s Audit Committee.

Andrea Petro: Ms. Petro is a Director and member of the Company’s Governance and Compensation Committee, member of the Audit Committee and a member of the Joint Transactions Committee. Ms. Petro is an independent consultant providing advice for lenders in the specialty commercial and consumer finance sectors. From July 2020 to present, Ms. Petro has served as a Director of Ready Capital Corporation.  She served as Managing Director and Group Head of the Specialty Commercial Finance Group of Waterfall Asset Management from June 2018 through February 2020. Ms. Petro previously worked at Wells Fargo Capital Finance from December 2000 to December 2017 as the Executive Vice President and Group Head of the Lender Finance Division and Supply Chain Finance Division. Ms. Petro currently serves as a member of the MS Finance Advisory Board of the McCombs School of Business at the University of Texas at Austin and as a member of the board of directors of the Secured Finance Foundation (formerly known as the Commercial Finance Association (“CFA”)). She also served as the President of the CFA from 2016 to 2017 and currently serves as a member of the Secured Finance Foundation board of directors. Ms. Petro holds a Master of Business Administration degree in finance from the McCombs School of Business at the University of Texas and a Bachelor of Arts degree with a concentration in Russian and Soviet Studies from Kent State University. Ms. Petro’s knowledge of financial and accounting matters qualifies her to serve as a member of the Company’s Audit Committee.

M. Freddie Reiss: Mr. Reiss is a Director and member of the Company’s Audit Committee, Chair of the Governance and Compensation Committee and a member of the Joint Transactions Committee. Mr. Reiss retired from his role as Senior Managing Director in the Corporate Finance/Restructuring practice of FTI Consulting, Inc. in 2013. Mr. Reiss has over 30 years of experience in strategic planning, cash management, liquidation analysis, covenant negotiations, forensic accounting and valuation. He specializes in advising on bankruptcies, reorganizations, business restructuring and in providing expert witness testimony for underperforming companies. Prior to joining FTI Consulting, Mr. Reiss was a partner and west region leader at PricewaterhouseCoopers, LLP, where he co-founded the Business Restructuring Services practice. Mr. Reiss is a recognized expert in the field of financial restructuring. Mr. Reiss holds an M.B.A. from City College of New York’s Baruch College and a B.B.A. from City College of New York’s Bernard Baruch School of Business. He is a Certified Public Accountant in New York and California. Mr. Reiss currently serves as an independent director of both Woodbridge Wind-Down Entity LLC, and its parent, Woodbridge Liquidation Trust, on which he is also the Chair of the Audit Committee. From August 2018 until April 2019, he served as an independent director of the JH Group of Companies. From October 2018 until February 2019 Mr. Reiss was an independent director of National Stores et al. From May 2018 until August 2018, Mr. Reiss was Special Advisor to Board of Directors of Shipston Group of Companies. From March 2017 to August 2017, Mr. Reiss was an independent director of Classic Party Rentals. Mr. Reiss was formerly an independent director, audit committee chair and a member of the nominating and governance committee of Ares Dynamic Credit Allocation Fund, Inc. He is also on the Board of Trustees for the Baruch College Fund, and was chairman of the audit committee and independent board member for Contech Engineered Solutions and Managing Member and director of Variant Holdings LLC. Mr. Reiss was an independent director and member of the audit committee of the Advisor’s Special Value Opportunities Fund. He was also an independent director and chair of the audit committee for Liberty Medical Group and Brundage Bone Inc. Mr. Reiss’s knowledge of financial and accounting matters qualifies him to serve as a member of the Company’s Audit Committee.

 Peter E. Schwab: Mr. Schwab is a Director, Governance and Compensation Committee Member, Audit Committee Member and Joint Transactions Committee Member. Mr. Schwab currently is an emeritus member of the board of advisors for the Entrepreneurial Studies Center at the University of California, Los Angeles School of Business, is a board member for the Cardiovascular Research Foundation of Southern California, a board member of Stonegate Capital and a board member of West Coast Sports Associates. Mr. Schwab is also a member of the board of directors of Rexford Industrial Realty, Inc., an NYSE publicly traded real estate investment trust (“Rexford”), and serves on the audit committee, compensation committee, and nominating and corporate governance committee for Rexford. Mr. Schwab received a B.S. in education from California State University, Northridge and his master’s degree in education administration from California State University, Northridge. He has 39 years of experience in the asset-based lending industry, most recently as chairman and chief executive officer of Wells Fargo Capital Finance, a unit of Wells Fargo & Company. Prior to joining Wells Fargo Capital Finance (and its predecessor firm Foothill Capital Corporation), he was vice president of business development with Aetna Business Credit (now known as Barclays American Business Credit). He started his career as business development officer at the National Acceptance Company of California. Mr. Schwab’s knowledge of financial and accounting matters qualifies him to serve as a member of the Company’s Audit Committee.

Karyn L. Williams: From August 2018 to present, Ms. Williams has been a Director, Audit Committee Member, Governance and Compensation Committee Member and Joint Transactions Committee Member. Ms. Williams is the Founder of Hightree Advisors and Hightree Group, independent advisory businesses that respectively provide investment and risk management consulting to institutional investors. Since 2016, she was Head of Client Solutions at Two Sigma Advisors. Prior to Two Sigma from 2013 to 2016, Ms. Williams was Chief Investment Officer and Head of Insurance Investments at Farmers Group, Inc, an insurance company. From 2001 to 2013, Ms. Williams was a partner at Wilshire Associates, Inc. where she held roles as senior investment consultant, risk consultant, and Head of Total Fund Analytics. She is a graduate of Arizona State University where she earned a B.S. in Economics and a Ph.D. in Finance.

Executive Officers Who Are Not Directors

Paul L. Davis: Mr. Davis is the Chief Financial Officer of the Company. Mr. Davis also serves as a Managing Director of the Advisor and other consolidated funds managed by the Advisor. Prior to being appointed CFO, he served for four years as Chief Compliance Officer of the Company and as Chief Compliance Officer and Vice President of Finance of the Advisor. He was formerly employed as Controller of a publicly-traded securities brokerage firm, following employment at Arthur Andersen, LLP as an auditor. He received a B.A. (Magna Cum Laude) in Business-Economics from the University of California at Los Angeles, and is a Certified Public Accountant in the State of California.

 Elizabeth Greenwood: Ms. Greenwood, Managing Director of the Advisor, General Counsel and Secretary of the Company and Managing Director of BlackRock, is a member of BlackRock's legal and compliance team.  Ms. Greenwood joined BlackRock in August 2018 following the acquisition of the Advisor, an alternative investment manager focused on direct lending and special situations credit strategies. From 2008 to 2018, she served as General Counsel and Chief Compliance Officer of the Advisor. Prior to joining the Advisor in 2007, she was General Counsel & Chief Compliance Officer at Strome Investment Management. Prior to Strome, she served as counsel to venture capital companies sponsored by Pacific Capital Group and Ridgestone Corp., including Global Crossing and World POG Federation. Ms. Greenwood began her career as an associate at Stroock & Stroock & Lavan.  Ms. Greenwood serves on the Board of Governors of the Small Business Investor Alliance. Ms. Greenwood earned a bachelor of business administration from The University of Texas at Austin with highest honors and a Juris Doctor from Stanford Law School.

Charles C. S. Park: Mr. Park, Chief Compliance Officer of the Company and the Advisor, and Managing Director, Legal and Compliance, of BlackRock, is the Chief Compliance Officer for BlackRock’s US registered investment advisers, mutual funds, closed-end funds and iShares ETFs.  Prior to joining BlackRock in 2009, Mr. Park was Principal and Chief Compliance Officer - US Funds at Barclays Global Investors, where he oversaw compliance for all US domiciled registered funds, including the iShares ETFs. From 1995 to 2006, Mr. Park was at American Century Investments, where he spent eleven years as Corporate Counsel, Assistant General Counsel, Associate General Counsel and, finally, the firm's Chief Compliance Officer. Mr. Park began his career as an investment advisory and investment company attorney at Howard & Howard Attorneys.  Mr. Park earned a BA degree in Economics and a JD from University of Michigan in 1989 and 1992, respectively.

CORPORATE GOVERNANCE

Our Directors have been divided into two groups — Interested Directors and Independent Directors. Interested Directors are “interested persons” as defined in the 1940 Act. Howard M. Levkowitz and Rajneesh Vig are Interested Directors by virtue of their employment with the Advisor. In part because the Company is an externally-managed investment company, the Board of Directors believes having a chairperson that is an Interested Director and that is familiar with the Company’s portfolio companies, its day-to-day management and the operations of the Advisor, greatly enhances, among other things, its understanding of the Company’s investment portfolio, business, finances and risk management efforts. In addition, the Board of Directors believes that Mr. Levkowitz’s employment with the Advisor allows for the efficient mobilization of the Advisor’s resources at the Board of Director’s behest and on its behalf. The Board of Directors does not have a lead Independent Director. The Board of Directors believes its relatively small size and the composition and leadership of its committees allow each Director to enjoy full, accurate and efficient communication with the Company, the Advisor and management, and facilitates the timely transmission of information among such parties.

Director Independence

On an annual basis, each member of the Board of Directors is required to complete an independence questionnaire designed to provide information to assist the Board of Directors in determining whether the Director is independent. The Board of Directors has determined that each of our Directors, other than Messrs. Levkowitz and Vig, is independent under the 1940 Act and the NASDAQ Global Select Market listing standards.

Means by Which the Board of Directors Supervises Executive Officers

The Board of Directors is regularly informed on developments and issues related to the business of the Company, and monitors the activities and responsibilities of the executive officers in various ways. At each regular meeting of the Board of Directors, the executive officers report to the Board of Directors on developments and important issues. Each of the executive officers, as applicable, also provides regular updates to the members of the Board of Directors regarding the Company’s business between the dates of regular meetings of the Board of Directors. Executive officers and other members of the Advisor, at the invitation of the Board of Directors, regularly attend portions of meetings of the Board of Directors and its committees to report on the financial results of the Company, its operations, performance and outlook, and on areas of the business within their responsibility, including risk management and management information systems, as well as other business matters.

 The Board of Directors’ Role in Risk Oversight

Day-to-day risk management with respect to the Company is the responsibility of the Advisor or other service providers (depending on the nature of the risk) subject to the supervision of the Advisor. The Company is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. While there are a number of risk management functions performed by the Advisor and the other service providers, as applicable, it is not possible to eliminate all of the risks applicable to the Company. Risk oversight is part of the Board of Directors’ general oversight of the Company and is addressed as part of various Board of Directors and committee activities. The Board of Directors, directly or through a committee, also reviews reports from, among others, management, the independent registered public accounting firm for the Company and internal accounting personnel for the Advisor, as appropriate, regarding risks faced by the Company and management’s or the service provider’s risk functions. The committee system facilitates the timely and efficient consideration of matters by the Directors, and facilitates effective oversight of compliance with legal and regulatory requirements and of the Company’s activities and associated risks. Our Chief Compliance Officer oversees the implementation and testing of the Company’s compliance program and reports to the Board of Directors regarding compliance matters for the Company and its service providers. The Independent Directors have engaged independent legal counsel to assist them in performing their oversight responsibilities.

Code of Ethics

The Company has adopted codes of ethics and business conduct that apply to, among others, the Directors, as well as its officers, including its Chief Executive Officer, Chief Operating Officer and President, and Chief Financial Officer and Treasurer, or persons performing similar functions (collectively, “Senior Officers”). The code of ethics can be accessed at http://Investors.TCPCapital.com/corporate-governance. The Company intends to disclose any amendments to or waivers of required provisions of the applicable codes on the Company’s website and as otherwise required by the rules promulgated by NASDAQ and the SEC.

Hedging Transactions

The Company’s codes of ethics and business conduct do not expressly prohibit Directors or Senior Officers from engaging in hedging transactions with respect to its securities.

BOARD MEETINGS

During the Company’s fiscal year ended December 31, 2020, the Board of Directors met ten times. No incumbent Director who was a Director during such fiscal year attended less than 75% of the aggregate number of meetings of the Board of Directors and of each committee of the Board of Directors on which the Director served during the Company’s most recently completed fiscal year. All of the Directors attended the 2020 Annual Meeting of Stockholders of the Company virtually.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors currently has three committees: an Audit Committee, a Governance and Compensation Committee and a Joint Transactions Committee.

Audit Committee. The Audit Committee operates pursuant to a charter approved by our Board of Directors and met four times during the fiscal year ended December 31, 2020. The Audit Committee currently holds regular meetings on a quarterly basis and special meetings as needed. The charter sets forth the responsibilities of the Audit Committee and can be accessed at http://Investors.TCPCapital.com/corporate-governance. The primary function of the Audit Committee is to serve as an independent and objective party to assist the Board of Directors in fulfilling its responsibilities for overseeing all material aspects of our accounting and financial reporting processes, monitoring the independence and performance of our independent registered public accounting firm, providing a means for open communication among our independent accountants, financial and senior management and the Board of Directors, and overseeing our compliance with legal and regulatory requirements. The Audit Committee is presently composed of Mses. Corbet, Petro and Williams and Messrs. Draut (Chair), Reiss and Schwab, each of whom is considered independent for purposes of the 1940 Act and The Nasdaq Global Select Market listing standards. Our Board of Directors has determined that each member of our Audit Committee is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934 (the “1934 Act”). In addition, each member of our Audit Committee meets the current independence and experience requirements of Rule 10A-3 of the 1934 Act and, in addition, is not an “interested person” of the Company or of the Advisor as defined in Section 2(a)(19) of the 1940 Act.

 Joint Transactions Committee. The Joint Transactions Committee, which during the fiscal year ended December 31, 2020 was comprised of Mses. Corbet, Petro and Williams and Messrs. Draut, Reiss and Schwab, met 29 times during such fiscal year. The Joint Transactions Committee operates to approve the allocation of certain private placement transactions in which we participate with one or more of the Advisor’s other accounts in accordance with our exemptive orders obtained from the Commission.

Governance and Compensation Committee. The Governance and Compensation Committee operates pursuant to a charter approved by our Board of Directors. The charter sets forth the responsibilities of the Governance and Compensation Committee, including, but not limited to, making nominations for the appointment or election of Independent Directors, personnel training policies, administering the provisions of the code of ethics applicable to the Independent Directors and determining, or recommending to the Board of Directors for determination, the compensation of any executive officers of the Company. The charter can be accessed on the Company’s website. Currently, the Company’s executive officers do not receive any direct compensation from the Company. The Governance and Compensation Committee consists of Mses. Corbet, Petro and Williams and Messrs. Draut, Reiss (Chair) and Schwab, each of whom is considered independent for purposes of the 1940 Act and The Nasdaq Global Select Market listing standards. The Governance and Compensation Committee met two times during the fiscal year ended December 31, 2020.

With respect to nominations to the Board of Directors, the Governance and Compensation Committee seeks to identify individuals to serve on the Board of Directors who have a diverse range of viewpoints, qualifications, experiences, backgrounds and skill sets so that the Board of Directors will be better suited to fulfill its responsibility of overseeing the Company’s activities. In so doing, the Governance and Compensation Committee reviews the size of the Board of Directors and the knowledge, experience, skills, expertise and diversity of the Directors in light of the issues facing the Company in determining whether one or more new Directors should be added to the Board of Directors.

The Governance and Compensation Committee may consider recommendations for nomination of Directors from our stockholders. Nominations made by stockholders must be delivered to or mailed (setting forth the information required by our bylaws) and received at our principal executive offices not earlier than 150 days nor fewer than 120 days in advance of the first anniversary of the date on which we first mailed our proxy materials for the previous year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting has changed by more than 30 days from the prior year, the nominations must be received not earlier than the 150th day prior to the date of such annual meeting nor later than the later of (i) the 120th day prior to the date of such annual meeting or (ii) the 10th day following the day on which public announcement of such meeting date is made.

COMPENSATION OF DIRECTORS AND ADVISORY BOARD MEMBERS

The Company is authorized to pay each Independent Director the following amounts for serving as a Director: (i) $90,000 a year; (ii) $5,000 for each meeting of the Board of Directors or a committee thereof physically attended (during the COVID-19 crisis, the Company has counted virtual Webex attendance as physical attendance) by such Director; (iii) $5,000 for each regular meeting of the Board of Directors or a committee thereof attended via telephone by such Director; and (iv) $1,000 for each special meeting of the Board of Directors or a committee thereof attended via telephone by such Director. The Chair of the Governance and Compensation Committee receives $5,000 per year and the Chair of the Audit Committee receives $15,000 per year. Each Director is also entitled to reimbursement for all out-of-pocket expenses of such person in attending each meeting of the Board of Directors and any committee thereof.

 COMPENSATION OF EXECUTIVE OFFICERS

None of the officers receive compensation from the Company. The compensation of the officers is paid by the Advisor or through distributions from the Administrator. A portion of such compensation may be reimbursed by the Company for the cost to the Advisor or the Administrator of administrative services rendered by him or her on behalf of the Company.

INDEMNIFICATION OF BOARD MEMBERS AND OFFICERS

The governing documents of the Company generally provide that, to the extent permitted by applicable law, the Company will indemnify its Directors and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company unless, as to liability to the Company or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices. In addition, the Company will not indemnify Directors with respect to any matter as to which Directors did not act in good faith in the reasonable belief that his or her action was in the best interest of the Company or, in the case of any criminal proceeding, as to which the Directors had reasonable cause to believe that the conduct was unlawful. Indemnification provisions contained in the Company’s governing documents are subject to any limitations imposed by applicable law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into a number of business relationships with affiliated or related parties, including the following:

●	We have entered into an investment management agreement with the Advisor.

●
The Administrator provides us with administrative services necessary to conduct our day-to-day operations. For providing these services, facilities and personnel, the Administrator may be reimbursed by us for expenses incurred by the Administrator in performing its obligations under the administration agreement, including our allocable portion of the cost of certain of our officers and the Administrator’s administrative staff and providing, at our request and on our behalf, significant managerial assistance to portfolio companies to which we are required to provide such assistance.

●
We have entered into a royalty-free license agreement with the Advisor and BlackRock, Inc., pursuant to which the Advisor and BlackRock have agreed to grant us a non-exclusive, royalty-free license to use the name “TCP” and “BlackRock.”

The Advisor and its affiliates, employees and associates currently do and in the future may manage other funds and accounts. The Advisor and its affiliates may determine that an investment is appropriate for us and for one or more of those other funds or accounts. Accordingly, conflicts may arise regarding the allocation of investments or opportunities among us and those accounts. In general, the Advisor will allocate investment opportunities pro rata among us and the other funds and accounts (assuming the investment satisfies the objectives of each) based on the amount of committed capital each then has available. The allocation of certain investment opportunities in private placements will continue to be subject to Independent Director approval pursuant to the terms of the co-investment exemptive order applicable to us. In certain cases, investment opportunities may be made other than on a pro rata basis. For example, we may desire to retain an asset at the same time that one or more other funds or accounts desire to sell it or we may not have additional capital to invest at a time the other funds or accounts do. If the Advisor is unable to manage our investments effectively, we may be unable to achieve our investment objective. In addition, the Advisor may face conflicts in allocating investment opportunities between us and certain other entities that could impact our investment returns.

While our ability to enter into transactions with our affiliates is restricted under the 1940 Act, we have received co-investment exemptive relief from the Commission permitting certain affiliated investments subject to certain conditions. The exemptive relief may enable us to participate in certain transactions that we could not invest in without the relief. However, as a result, we may face conflicts of interest on investments made pursuant to the exemptive relief conditions which could in certain circumstances affect adversely the price paid or received by us or the availability or size of the position purchased or sold by us.

 Proposal II: Renewal of the Authorization of the Company to Sell Shares of its Common Stock at a
Price below its Then Current Net Asset Value per Share

We are a closed-end investment company that has elected to be regulated as a business development company (“BDC”) under the 1940 Act. Generally, the 1940 Act prohibits us from selling shares of our common stock at a price below the current net asset value, or NAV, per share of such stock. However, certain provisions of the 1940 Act permit such a sale if approved by our stockholders and, in certain cases, if our Board of Directors makes certain determinations.

Pursuant to this provision, we are seeking the approval of our common stockholders so that we may, in one or more public or private offerings of our common stock, sell shares of our common stock at a price below our then current NAV per share, subject to certain conditions discussed below (including, without limitation, that the number of shares sold on any given date does not exceed 25% of our then outstanding common stock immediately prior to such sale). The authorization would include offerings in connection with acquisitions of portfolio companies or other BDCs. If approved, the authorization would be effective for a 12-month period expiring on the anniversary of the date the Annual Meeting is concluded. The Company’s stockholders approved a similar proposal at the Company’s 2020 Annual Meeting of Stockholders. The current stockholder authorization will expire on the one-year anniversary of the completion of the Company’s 2020 Annual Meeting of Stockholders. To date, we have not offered shares of our common stock at a price below NAV per share pursuant to the current stockholder authorization.

The Board of Directors of the Company, including a majority of the Independent Directors who have no financial interest in this proposal, has approved this proposal as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval. Upon obtaining the requisite stockholder approval, the Company will comply with the conditions described below in connection with any financing undertaken pursuant to this proposal. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority. See below for a discussion and examples of the dilutive effect of the sale of shares below NAV.

Reasons to Offer Common Stock Below NAV Per Share

Global capital markets have periodically experienced periods of disruption evidenced by a lack of liquidity in the debt capital markets, write-offs in the financial services sector, the re-pricing of credit risk, the failure of certain major financial institutions and general concerns about the state of the U.S. economy. Many investors sold assets because they had to repay debt and/or meet equity redemption requirements, which created an environment of forced selling. These sales created a negative pressure on valuations that led to unprecedented declines in prices in the corporate debt markets. The effect of all of these factors was an increase in realized and unrealized losses on debt and equity investments of many finance companies.

The ongoing COVID-19 pandemic has disrupted capital markets and adversely impacted the value of financial assets. The current economic situation and the unprecedented measures taken by state, local and national governments around the world to combat the spread of COVID-19 and its economic impacts, as well as various social, political and psychological tensions in the United States and around the world, may continue to contribute to severe market disruptions and volatility and reduced economic activity, may have long-term negative effects on the U.S. and worldwide financial markets and economy and may cause further economic uncertainties in the U.S. and worldwide. It is difficult to predict how long the financial markets and economic activity will continue to be impacted by these events and the Company cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets. However, these events could have a significant negative impact on the Company’s performance, net asset value, liquidity, income, operating results and ability to pay distributions and service debt, as well as the performance, income, operating results and viability of companies in which it invests. If adverse conditions continue, the Company and other companies in the financial services sector may not have access to sufficient debt and equity capital to take advantage of favorable investment opportunities. Capital may not be available to the Company on favorable terms, or at all, in light of the inherent uncertainty and volatility of the financial markets.

In adverse economic environments, companies that have access to capital have a significant advantage. The Company believes that such market conditions may create opportunities to invest in assets at prices that are at discounts to their economic or intrinsic fair value. For firms that continue to have access to capital, adverse economic environments may provide investment opportunities on more favorable terms than in other periods, including more reasonable pricing of risk and more advantageous contractual provisions. To capitalize on these investment opportunities as they arise, the Company needs to be able to maintain consistent access to capital.

 Stockholder approval of Proposal II will provide the Company with flexibility. In addition to using a portion of net proceeds from an offering of the Company’s shares at a price below NAV to make investments in accordance with the Company’s investment objective, the Company may use a portion of the net proceeds from any such offering to repay outstanding borrowings.

Many BDCs have sought and received authorization from their stockholders to sell shares of common stock at prices below NAV for many of the same reasons discussed above. Several of those BDCs have over time completed offerings of common stock at prices per share below their respective NAV. If the Company issues additional shares, the Company’s market capitalization and the amount of publicly tradable common stock will increase, which may afford all holders of our common stock greater liquidity. A larger market capitalization may make the Company’s stock more attractive to a larger number of investors who have limitations on the size of companies in which they invest. Furthermore, a larger number of shares outstanding may increase trading volume, which could decrease the volatility in the price of the Company’s common stock in the secondary market.

As a BDC and a regulated investment company under Subchapter M of the Internal Revenue Code (a “Tax RIC”), we are dependent on our ability to raise capital through the issuance of common stock. Tax RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to avoid being subject to U.S. federal income tax, which prevents us from using those earnings to support new investments. Further, the Company currently must maintain an asset coverage ratio (the ratio of total assets less total liabilities other than indebtedness to total indebtedness) of not less than 150% (a 2:1 debt to equity ratio), in order to incur debt or to issue other senior securities.

To the extent that the Company is unable to raise capital through the issuance of equity, its ability to raise capital through the issuance of debt or senior securities may be inhibited by the asset coverage ratio requirement. Failure to maintain an asset coverage ratio of not less than 150% could have severe negative consequences for a BDC, including the inability to pay dividends, breaching debt covenants and failure to qualify for tax treatment as a Tax RIC. Although the Company does not currently expect that its asset coverage ratio will fall below 150%, the markets in which it operates and the general economy remain volatile and uncertain. Volatility in the capital markets could result in negative pressure on debt investment valuations, potentially impacting the Company’s asset valuations, stockholder equity and the Company’s asset coverage ratio. In addition, the debt capital that will be available, if at all, to the Company may be at a higher cost and on less favorable terms and conditions in the future. The issuance of additional stock would enable the Company to increase the dollar amount of its leverage.

We maintain sources of liquidity through our maintenance of a credit facility and other means, but generally attempt to remain close to fully invested and do not hold substantial cash for the purpose of making new investments. Therefore, to continue to build our investment portfolio, and thereby support maintenance and growth of our dividends, we endeavor to maintain continuing access to capital through the public and private equity markets enabling us to take advantage of investment opportunities as they arise.

Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares, regardless of the performance of the BDC’s investments. Recently our shares of common stock have traded at both a discount to and a premium over the net assets attributable to those shares. The possibility that our shares of common stock will trade at discounts from NAV or at premiums that are unsustainable over the long term is a risk separate and distinct from the risk that our NAV will decrease. It is not possible to predict whether the shares that may be offered pursuant to this approval will trade at, above, or below NAV. The following table lists the high and low closing sales prices for our common stock, and the sales price as a percentage of NAV per share. On March 29, 2021, the last reported closing sale price of our common stock was $[ ] per share, which represented a discount of approximately [ ]% to our last reported NAV per share as of December 31, 2020 of $[ ].

	Stock Price						Premium/ Discount of High Sales Price to NAV(3)	Premium/ (Discount) of Low Sales Price to NAV(3)
	NAV(1)		High(2)		Low(2)
Fiscal year ended December 31, 2019
First Quarter	$14.18			$14.87		$13.21	4.9%	(6.8)%
Second Quarter	13.64			14.77		14.05	8.3%	(3.0)%
Third Quarter	13.59			14.32		13.16	5.4%	(3.2)%
Fourth Quarter	13.21			14.48		13.15	9.6%	(0.5)%
Fiscal year ended December 31, 2020
First Quarter	$11.76			$14.75		$4.40	25.4%	(62.6)%
Second Quarter	12.21			10.82		5.22	(11.4)%	(57.2)%
Third Quarter	12.71			10.28		8.75	(19.1)%	(31.2)%
Fourth Quarter	13.24			12.37		9.22	(6.6)%	(30.4)%
Fiscal year ended December 31, 2021
First Quarter (to [March 29, 2021])		$(4)	$	[ ]	$	[ ]	%(4)	%(4)

(1)
NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(2)	The High/Low Stock Price is calculated as of the closing price on a given day in the applicable quarter.
(3)	Calculated as of the respective High/Low Stock Price divided by the quarter end NAV.
(4)	NAV has not yet been finally determined for any day after December 31, 2020.

The Board of Directors believes that having the flexibility to issue our common stock below NAV per share in certain instances is in the best interests of stockholders. If we were unable to access the capital markets as attractive investment opportunities arise, our ability to grow over time and continue to pay steady or increasing dividends to stockholders could be adversely affected. It could also have the effect of forcing us to sell assets that we would not otherwise sell, and such sales could occur at times that are disadvantageous to sell. We could also expend considerable time and resources on a capital raise advantageous for stockholders, but be forced to abandon it solely due to stock market activity causing our stock price to dip temporarily below our NAV per share plus selling costs. Even if we are able to access the capital markets, there is no guarantee that we will grow over time and continue to pay steady or increasing dividends. The Board of Directors believes that sales of common stock at less than NAV per share in the future could have either a positive or negative effect on the Company’s stock price depending on a variety of factors, including the Company’s use of the proceeds of such sales.

Conditions to Sales Below NAV Per Share

If this proposal is approved, we will only sell shares of our common stock pursuant to such authority at a price below NAV per share if the following conditions are met:

●
a majority of our Independent Directors and a majority of the Company’s Directors who have no financial interest in the sale have approved the sale as in the best interests of the Company and its stockholders;

●
a majority of such Directors, who are not interested persons of us, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, or a sales manager or sales managers, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of us of firm commitments to purchase such securities or immediately prior to the issuance of such shares of our common stock, that the price at which such shares of our common stock are to be sold is not less than a price which closely approximates the market value of those shares of our common stock, less any underwriting commission or discount, which could be substantial; and

●	the number of shares to be sold on any given date pursuant to such authority does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such sale.

Key Stockholder Considerations and Risk Factors

Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance of shares of our common stock at a price that is less than the NAV per share and the expenses associated with such issuance on the NAV per outstanding share of our common stock (which, as with all issuances, will be indirectly borne by stockholders irrespective of whether such stockholder participates in the offering). Any sale of common stock at a price below NAV per share would result in an immediate dilution to existing common stockholders. This dilution would include reduction in the NAV per share as a result of the issuance of shares at a price below the NAV per share and a disproportionately greater decrease in a stockholder’s interest in our earnings and assets and their voting interests than the increase in our assets resulting from such issuance. Such an issuance may also impact distributions per share. Our Board of Directors will consider the potential dilutive effect of the issuance of shares at a price below the NAV per share and the level of offering expenses (which, as with all issuances, are indirectly borne by stockholders irrespective of whether such stockholder participates in the offering) when considering whether to authorize any such issuance. Our Board of Directors also will consider, among other things, the fact that sales of common stock at a discount to net asset value will benefit the Advisor as the Advisor will earn additional investment management fees on the proceeds of such offerings, as it would from the offering of any other securities of the Company or from the offering of common stock at a premium to NAV per share. It should be noted that the maximum number of shares salable below NAV on any given date pursuant to this authority that could result in such dilution is limited to 25% of the Company’s then outstanding common stock immediately prior to such sale. However, pursuant to this authority, there is no limit on the number of offerings below NAV that the Company may make during the period this authorization is in effect. No further authorization from stockholders will be solicited even if the dilution resulting from any such offering or offerings is significant.

The 1940 Act establishes a connection between common stock sale price and NAV per share because, when stock is sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares reduces NAV per share. Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance, and thus any future issuance of common stock will dilute such stockholders’ holdings of common stock as a percentage of shares outstanding to the extent stockholders do not purchase sufficient shares in the offering or otherwise to maintain their percentage interest. Further, if our current stockholders do not purchase sufficient shares to maintain their percentage interest, regardless of whether such offering is above or below the then current NAV per share, their voting power will be diluted.

In addition, if in the future we are not successful with this proposal, we may utilize a rights offering in order to access the equity markets if our common stock trades below NAV per share. A rights offering may be at a greater discount to NAV per share than an offering of our common stock at a price below our NAV per share because, among other things, a rights offering requires a long marketing period which might result in greater share price erosion. As such, we believe that having the ability to issue our common stock below NAV per share in accordance with the terms of this proposal could, in many instances, be preferable to such an issuance pursuant to a rights offering.

Stockholders should also be aware that we have previously obtained stockholder approval to sell warrants, options or rights to subscribe to, convert or to purchase our voting securities if the issuance of such securities is approved by a majority of our Directors who have no financial interest in such issuance and a majority of our Independent Directors. In accordance with the 1940 Act, the price of such voting securities upon issuance may be less than NAV per share at that time. This authority does not have an expiration date. Shares of common stock sold at prices below then current NAV upon exercise or conversion of any warrants or other securities issued under any authority other than that sought under this Proposal II will not be treated as having been sold at less than NAV per share for purposes of the authority being requested under this Proposal II.

Selling common stock pursuant to the authority under Proposal II may be preferable to selling warrants, options, or rights to subscribe to, convert or purchase our common stock because warrants, options and rights may have very low prices in relation to the stock price and may not be exercised at the time of sale. Accordingly, their sale may result in low proceeds to us, which may not be an optimal method of raising capital for additional investments. Our Directors who have no financial interest in such issuance, including a majority of our Independent Directors, will assess our capital needs and choose whether to issue common stock pursuant to Proposal II or pursuant to warrants, options, or rights to subscribe to, convert or purchase our common stock.

Examples of Dilutive Effect of the Issuance of Shares Below NAV Per Share1

The following table illustrates the level of net asset value dilution that would be experienced by a nonparticipating stockholder in four different hypothetical offerings of different sizes and levels of discount from net asset value per share, although it is not possible to predict the level of market price decline that may occur in an actual offering. Actual sales prices and discounts may differ from the presentation below. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority.

The examples assume hypothetically that the issuer has 58,767,000 common shares outstanding, $1,722,070,000 in total assets and $945,751,000 in total liabilities. The hypothetical NAV and NAV per share are thus $776,319,000 and $13.21, respectively. Using these hypothetical numbers, the chart below illustrates the dilutive effect on Stockholder A of (1) an offering of 2,938,350 shares of common stock (5% of the outstanding shares of common stock) at $12.55 per share after offering expenses and commission (a 5% discount from NAV), (2) an offering of 5,876,700 shares of common stock (10% of the outstanding shares of common stock) at $11.89 per share after offering expenses and commissions (a 10% discount from NAV), (3) an offering of 14,691,750 shares of common stock (25% of the outstanding shares of common stock) at $9.91 per share after offering expenses and commissions (a 25% discount from NAV), and (4) an offering of 14,691,750 shares of common stock (25% of the outstanding shares of common stock) at $0.00 per share after offering expenses and commissions (a 100% discount from NAV).

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount		Example 4 25% Offering at 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$13.21		$12.51		$10.43		—
Net Proceeds per Share to Issuer		$12.55		$11.89		$9.91		—

Decrease to NAV
Total Shares Outstanding	58,767,000	61,705,350	5.00%	64,643,700	10.00%	73,458,750	25.00%	73,458,750	25.00%
NAV per Share	$13.21	$13.18	-0.24%	13.09	-0.91%	$12.55	-5.00%	$10.57	-20.00%

Dilution to Stockholder
Shares Held by Stockholder A	587,670	587,670	—	587,670	—	587,670	—	587,670	—
Percentage Held by Stockholder A	1.0%	0.95%	-4.76%	0.91%	-9.09%	0.80%	-20.00%	0.80%	-20.00%

Total Asset Values
Total NAV Held by Stockholder A	$7,763,190	$7,744,706	-0.24%	$7,692,616	-0.91%	$7,375,031	-5.00%	$6,210,552	-20.00%
Total Investment by Stockholder A (Assumed to be $13.21 per Share)	$7,763,190	$7,763,190	—	$7,763,190	—	$7,763,190	—	$7,763,190	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$18,484		$70,574		$388,160		$1,552,638

Per Share Amounts
NAV per Share Held by Stockholder A		$13.18		$13.09		$12.55		$10.57
Investment per Share Held by Stockholder A (Assumed to be $13.21 per Share on Shares Held Prior to Sale)	$13.21	$13.21		$13.21		$13.21		$13.21
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)		$-0.03		$-0.12		$-0.66		$-2.64
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)			-0.24%		-0.91%		-5.00%		-20.00%

Impact on Existing Stockholders Who Do Not Participate in the Offering

Our existing stockholders who do not participate in an offering below NAV per share or who do not buy additional shares in the secondary market at the same or lower price we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate decrease (often called dilution) in the NAV of the shares they hold and their NAV per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to the offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV. This decrease could be more pronounced as the size of the offering and level of discounts increase. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority.

Impact on Existing Stockholders Who Do Participate in the Offering

Our existing stockholders who participate in the offering or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of NAV per share dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares immediately prior to the offering. The level of NAV per share dilution will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience NAV per share dilution on their existing shares but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in average NAV per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares such stockholder purchases increases. Even a stockholder who over participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience NAV per share dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority.

Required Vote

Approval of this proposal may be obtained by the affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company, which includes Directors, officers, employees, and 5% stockholders. For purposes of this proposal, the 1940 Act defines “a majority of the outstanding shares” as: (i) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding voting securities of a company are present or represented by proxy; or (ii) 50% of the outstanding voting securities of the company, whichever is less. Second, this proposal will also be approved if we receive approval from a majority of the number of beneficial holders of our common stock entitled to vote at the Annual Meeting, without regard to whether a majority of such shares are voted in favor of the proposal. Abstentions and broker non-votes on the proposal will have the same effect as votes against the proposal.

The Board of Directors recommends that you vote “FOR” the proposal to renew the Company’s authorization, with approval of its Board of Directors, to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“D&T”) has been selected as the independent registered public accounting firm to audit the financial statements of the Company as of and for the Company’s fiscal year ending December 31, 2021. D&T was selected by the Audit Committee of the Company and that selection was ratified by the Company’s Board, including all of the Independent Directors, by a vote cast via virtual Webex meeting. The Company does not know of any direct or indirect financial interest of D&T in the Company. A representative of D&T will attend the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer questions.

	2020	2019
Audit Fees	$684,180	$664,700
Audit-Related Fees	54,000	119,500
Tax Services Fees	111,283	135,810
All Other Fees	—	—
Total	$849,463	$920,010

Audit Fees.

Audit fees consist of fees billed for professional services rendered for the audit of our year-end consolidated financial statements and reviews of the condensed consolidated financial statements filed with the SEC on Forms 10-K and 10-Q, as well as work generally only the independent registered public accounting firm can be reasonably expected to provide, such as comfort letters, consents and review of documents filed with the SEC, including certain 8-K filings. Audit fees also include fees for the audit opinion rendered regarding the effectiveness of internal control over financial reporting.

Audit-Related Fees.

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. The amounts reported also include fees related to the filing and maintenance of the Company’s registration statement on Form N-2.

Tax Fees.

Tax services fees consist of fees billed for professional services performed by the independent registered public accounting firm’s tax personnel for tax compliance. These services include assistance regarding federal, state and local tax compliance[, and include services for Ernst & Young LLP provision of tax preparation services and the execution and filing of our tax returns], except those services specifically related to the audit and review of financial statements.

All Other Fees.

All other fees would include fees for products and services other than the services reported above.

Audit Committee Policies and Procedures

The Audit Committee operates under a written charter adopted by the Board. Management is responsible for the Company’s internal controls and the financial reporting process. The Audit Committee is required to approve all audit engagement fees and terms for the Company. The Audit Committee also is required to consider and act upon (i) the provision by the Company’s independent accountant of any non-audit services to the Company, and (ii) the provision by the Company’s independent accountant of non-audit services to the Company and any entity controlling, controlled by, or under common control with the Company that provide ongoing services to the Company (“Affiliated Service Providers”) to the extent that such approval (in the case of this clause (ii)) is required under applicable regulations of the Commission.

The Audit Committee pre-approves all audit, review and attest engagements required under the securities laws and regulations provided by the Company’s independent auditors. The Audit Committee also approves all non-audit services, including tax services, provided to the Company by the Company’s independent auditors and verifies, at the time of pre-approval, that such pre-approved non-audit services would not be prohibited services under securities regulations. The Audit Committee pre-approves all non-audit services provided by the Company’s independent auditors to the Company’s investment advisor and to affiliates of the investment advisor that provide ongoing services to the Company, but only if the non-audit services have a direct impact on the operations or financial reporting of the Company.

Audit Committee Report

The Audit Committee has reviewed the Company’s audited financial statements and met and held discussions with management and with D&T, with and without management present, regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has discussed with D&T the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission. The Audit Committee has also received the written disclosures and the letter from D&T required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T’s communications with the audit committee concerning independence, and has discussed with D&T its independence.

Based on the Audit Committee’s review and discussions referred to above, including its discussions with management and the independent registered public accounting firm, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the D&T to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC. The Audit Committee has also recommended and the Board, including a majority of the Independent Directors, has approved, selecting D&T to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

Eric J. Draut (Chair)
Kathleen A. Corbet
Andrea L. Petro
M. Freddie Reiss
Peter E. Schwab; and
Karyn L. Williams

STOCKHOLDER COMMUNICATIONS

Stockholders who want to communicate with the Board of Directors or any individual member of the Board of Directors should email Investor.Relations@TCPCapital.com, send a fax to 310-566-1010 or write the Company to the attention of Investor Relations at 2951 28th Street, Suite 1000, Santa Monica, California 90405. The communication should indicate that you are a Company stockholder. If the communication is intended for a specific member of the Board of Directors and so indicates, it will be sent only to that member. If a communication does not indicate a specific member of the Board of Directors, it will be sent to the Chair of the Company’s Governance and Compensation Committee and the outside counsel to the Independent Directors for further distribution as deemed appropriate by such persons.

Additionally, stockholders with complaints or concerns regarding accounting matters may email Investor.Relations@TCPCapital.com, send a fax to 310-566-1010 or address letters to Investor Relations at 2951 28th Street, Suite 1000, Santa Monica, California 90405. Stockholders who are uncomfortable submitting complaints to Investor Relations may address letters directly to the Chair of the Audit Committee of the Board of Directors at 2951 28th Street, Suite 1000, Santa Monica, California 90405. Such letters may be submitted on an anonymous basis.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2021 ANNUAL MEETING

Stockholders may present proper nominations of candidates for Director or other proposals for inclusion in the Company’s proxy statement and proxy card for consideration at the next annual meeting of stockholders by submitting such nominations or proposals in writing to the Secretary of the Company in a timely manner, calculated in the manner provided in Rule 14a-8(e) of the Exchange Act, applicable state law and the Certificate of Incorporation and Bylaws of the Company. The Company expects that the 2022 Annual Meeting of Stockholders of the Company will be held in May 2022, but the exact date, time and location of such meeting have yet to be determined.

Deadlines for Submitting Stockholder Proposals for Inclusion in the Company’s Proxy Statement and Proxy Card

To be considered timely under Rule 14a-8(e) of the Exchange Act for inclusion in the Company’s proxy statement and proxy card for a regularly scheduled annual meeting, a stockholder’s nomination of a candidate for Director or other proposal must be received at the Company’s principal executive offices not less than 120 calendar days before the anniversary of the date the Company’s proxy statement was released to stockholders for the previous year’s annual meeting. Accordingly, a stockholder’s nomination of a candidate for Director or other proposal must be received no later than [ ], 2021 in order to be included in the Company’s proxy statement and proxy card for the 2022 Annual Meeting of Stockholders of the Company.

Deadlines for Submitting Notice of Stockholder Proposals for Consideration at the Company’s Annual Meeting

The deadline for submitting notice of a stockholder’s nomination of a candidate for Director or other proposal for consideration at the 2022 Annual Meeting of Stockholders of the Company, under the Company’s current Bylaws, is not earlier than the 150th day prior to the first anniversary of the date of the preceding year’s annual meeting nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Accordingly, a stockholder’s nomination of a candidate for Director or other proposal must be received no earlier than [ ], 2021 and no later than 5:00 p.m., Eastern Time, on [ ], 2022 in order to be considered at the 2021 Annual Meeting of Stockholders of the Company. In order to be considered timely, such notice will be delivered to the Secretary at the principal executive office of the Company and will set forth all information required under Sections 4 and 5, as applicable, of Article II of the Company’s current Bylaws.

FINANCIAL STATEMENTS AVAILABLE

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 containing audited financial statements accompanies this proxy statement.

Along with this proxy statement, the Company will provide to each stockholder a copy (without exhibits, unless otherwise requested) of its Annual Report on Form 10-K required to be filed with the Commission for the year ended December 31, 2020. Copies of these documents may also be accessed electronically by means of the Commission’s home page on the internet at http://www.sec.gov.

INCORPORATION BY REFERENCE

We hereby incorporate by reference our disclosure from the following sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020: (i) “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” (ii) “Quantitative and Qualitative Disclosures about Market Risk;” and (iii) “Financial Statements and Supplementary Data.” Other than the foregoing information and our financial statements incorporated by reference above, no portion of our Form 10-K is part of these proxy solicitation materials.

PRIVACY PRINCIPLES OF THE COMPANY

The Company is committed to maintaining the privacy of stockholders and to safeguarding our nonpublic personal information. The following information is provided to help you understand what personal information the Company collects, how the Company protects that information and why, in certain cases, the Company may share information with select other parties.

 Generally, the Company does not receive any nonpublic personal information relating to their stockholders, although certain nonpublic personal information of stockholders may become available to the Company. The Company does not disclose any nonpublic personal information about their stockholders or former stockholders to anyone, except as permitted by law or as is necessary in order to service stockholder accounts (for example, to a transfer agent or third-party administrator).

The Company restricts access to nonpublic personal information about its stockholders to its investment advisor’s employees with a legitimate business need for the information. The Company maintains physical, electronic and procedural safeguards designed to protect the nonpublic personal information of its stockholders.

HOUSEHOLDING OF PROXY MATERIALS

The Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year a number of brokers with account holders who are the Company’s stockholders will be “householding” its proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Global Investor Relations team at Tennenbaum Capital Partners, LLC, 2951 28th Street, Suite 1000, Santa Monica, California 90405 or Investor.Relations@TCPCapital.com or 310-566-1003. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement and annual report at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such matters.

You are cordially invited to attend the Annual Meeting in person via webcast. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors,

Howard M. Levkowitz
Chair of the Board of Directors and
Chief Executive Officer

[ ], 2021